Exhibit 10.1

NEUROBO PHARMACEUTICALS, INC.

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of December 31, 2020 (the “Effective Date”), is made by and among NeuroBo Pharmaceuticals, Inc., a Delaware corporation (“Parent”), ANA Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned holder (“Stockholder”) of shares of capital stock (the “Shares”) of Parent.  Capitalized terms used but not defined in this Agreement shall have the meaning set forth in the Merger Agreement (as defined below).

WHEREAS, Parent, Shelby Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“First Merger Sub”), Shelby Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Second Merger Sub”), and the Company, have entered into that certain Agreement and Plan of Merger, dated of even date herewith (the “Merger Agreement”), which provides for the merger of First Merger Sub with and into the Company (the “First Merger”) and the merger of the Company with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”);

WHEREAS, Stockholder beneficially owns and has sole or shared voting power with respect to the number of Shares, and holds Parent Options and/or Parent Warrants to acquire the number of Shares, indicated opposite Stockholder’s name on Schedule 1 attached hereto; and

WHEREAS, as an inducement and a condition to the willingness of Parent, First Merger Sub, Second Merger Sub and the Company to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by such parties in connection with the transactions contemplated by the Merger Agreement, Stockholder has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of, and as a condition to, Parent, First Merger Sub, Second Merger Sub and the Company entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the substantial expenses incurred and to be incurred by such parties in connection therewith, the parties hereto agree as follows:

1.         Agreement to Vote Shares. Stockholder agrees that, prior to the Expiration Date (as defined in Section 2 below), at any meeting of the stockholders of Parent or any adjournment or postponement thereof, or in connection with any written consent of the stockholders of Parent, with respect to the Milestone Payment Proposal (as defined in subsection (b) below), Stockholder shall:

(a)        appear at such meeting or otherwise cause its Shares, including any New Shares (as defined in Section 3 below), to be counted as present thereat for purposes of calculating a quorum; and

(b)        from and after the date hereof until the Expiration Date, vote (or cause to be voted), or deliver a written consent (or cause a written consent to be delivered) covering all of the Shares, including any New Shares, that Stockholder shall be entitled to so vote: (i) in favor of the approval of the issuance of shares of Parent Common Stock in connection with the Milestone

Payment that may become due, in accordance with Nasdaq Listing Rule 5635 (the “Milestone Payment Proposal”); (ii) in favor of any other matter reasonably necessary to the approval of the Milestone Payment Proposal and considered and voted upon by the stockholders of Parent in connection therewith; and (iii) to approve any proposal to adjourn or postpone any such meeting to a later date, if there are not sufficient votes present or represented at such meeting to approve such Milestone Payment Proposal. Stockholder shall not take or commit or agree to take any action inconsistent with the foregoing.

2.         Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) stockholder approval of the Milestone Payment Proposal, or (b) upon mutual written agreement of all of the parties to terminate this Agreement.

3.         Additional Purchases. Stockholder agrees that any shares of capital stock or other equity securities of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires sole or shared voting power (including any proxy) after the execution of this Agreement and prior to the Expiration Date, whether by the exercise of any Parent Options or Parent Warrants, or otherwise, including, without limitation, by gift, succession, in the event of a stock split or as a dividend or distribution of any Shares (collectively, the “New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted the Shares held by the Stockholder on the Effective Date hereof.

4.         Share Transfers. From and after the Effective Date until the later to occur of (i) the day following the record date for the stockholders meeting to be held in connection with the Milestone Payment Proposal or (ii) the Proxy Statement Clearance Date, Stockholder shall not, (a) directly or indirectly, sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens) any Shares, including any New Shares acquired or (b) enter into any Contract, option, commitment or other arrangement or understanding with respect to the direct or indirect sale, transfer, assignment or other disposition of (including, without limitation, by the creation of any Liens) any Shares, including any New Shares, unless in either case the transferee(s) agree in writing to be bound by this Agreement. From and after the Effective Date until the Expiration Date, Stockholder shall not, directly or indirectly, (x) deposit any Shares, including any New Shares, into a voting trust or enter into any voting or similar agreement with respect to such Shares, including any New Shares, or grant any proxy or power of attorney with respect thereto (in each case, that is inconsistent with this Agreement), or (y) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect (except as to matters permitted in the foregoing sentence) or have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement. Notwithstanding the foregoing, Stockholder may (i) make transfers of Shares by will or by operation of Law or other transfers for estate-planning purposes, provided the transferee(s) agree in writing to be bound by this Agreement, (ii) make transfers, sales, or other dispositions of Shares to Parent as payment for the (A) exercise price of Stockholder’s Parent Options or Parent Warrants, if any, and (B) taxes applicable to the exercise of such Parent Options or Parent Warrants, (iii) if Stockholder is a partnership or limited liability company, make a transfer to one or more partners or members of Stockholder or to an Affiliate of Stockholder, or if Stockholder is a trust, a transfer to a beneficiary thereof; provided, that in each such case the applicable transferee has signed a voting agreement in substantially the form hereof and no such transfer will necessitate the filing of a Form 4 to report such transfer under the Exchange Act, (iv) transfer Shares to another holder of Shares that has signed a voting agreement in substantially the form hereof, and (v) make transfers, sales or other dispositions as the Company may otherwise agree, in writing, in its sole discretion, provided the transferee(s) agree in writing to be bound by this Agreement. If any voluntary or involuntary transfer of any Shares covered hereby shall occur (including, without limitation, any transfer or disposition permitted by subsections 4(i) through Section 4(v), sale by a Stockholder’s trustee in bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold all such Shares subject to all of the restrictions, liabilities and rights set forth in this Agreement, which shall continue in full force and effect, notwithstanding that such transferee is not the Stockholder and has not executed a counterpart hereof or joinder hereto.  For purposes of Section 4, “Proxy Statement Clearance Date” means the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including by informing the Company that it does not intend to review the Proxy Statement. If the stockholders meeting to be held in connection with the Milestone Payment Proposal is adjourned for any reason, Parent and its board of directors shall ensure, in accordance with Section 213 of the Delaware General Corporation Law, that the record date for such adjourned meeting is no later than the record date fixed for the original meeting.

5.         Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent and the Company as follows:

(a)        If Stockholder is an entity: (i) Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted, (ii) Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery of this Agreement, performance of Stockholder’s obligations hereunder and the consummation of the transactions contemplated hereby by Stockholder have been duly authorized by all necessary action on the part of Stockholder and no other proceedings on the part of Stockholder are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. If Stockholder is an individual, Stockholder has the legal capacity to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby;

(b)        this Agreement has been duly executed and delivered by or on behalf of Stockholder and, to Stockholder’s knowledge and assuming this Agreement constitutes a valid and binding agreement of the Company and Parent, constitutes a valid and binding agreement with respect to Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c)        Stockholder beneficially owns the number of Shares and/or holds the Parent Options and/or Parent Warrants to acquire the number of Shares indicated opposite Stockholder’s name on Schedule 1, Stockholders owns such Shares, Parent Options and/or Parent Warrants and will own any New Shares, free and clear of any Liens, and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares or New Shares and none of the Shares, including any New Shares, are or will be subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, including any New Shares, except as expressly contemplated by this Agreement;

(d)        to the knowledge of Stockholder, the execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder and the compliance by Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Liens on any Shares, including any New Shares, Parent Options and/or Parent Warrants pursuant to, any Contract or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any Law, statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any certificate of incorporation, bylaw or similar organizational or governance document of Stockholder; except for any of the foregoing as would not reasonably be expected to prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;

(e)        the execution and delivery of this Agreement by Stockholder does not, and the performance of this Agreement by Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or regulatory authority by Stockholder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect;

(f)        no investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any Contract made by or on behalf of Stockholder; and

(g)        as of the date of this Agreement, there is no Action pending or, to the knowledge of Stockholder, threatened against Stockholder that would reasonably be expected to prevent or delay the performance by Stockholder of his, her or its obligations under this Agreement in any material respect.

6.         Irrevocable Proxy. Subject to the penultimate sentence of this Section 6, by execution of this Agreement, Stockholder does hereby appoint the Company and any of its designees with full power of substitution and resubstitution, as Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of Stockholder’s rights with respect to the Shares, to vote and exercise all voting and related rights, including the right to sign Stockholder’s name (solely in its capacity as a stockholder) to any stockholder consent, if Stockholder is unable to perform or otherwise does not perform his, her or its obligations under this Agreement with respect to such Shares, solely with respect to the matters set forth in Section 1 hereof. Stockholder intends for this proxy to be irrevocable and coupled with an interest hereunder until the Expiration Date, hereby revokes any proxy previously granted by Stockholder with respect to the Shares and represents that none of any such previously-granted proxies are irrevocable. The irrevocably proxy and power of attorney granted herein shall survive the death or incapacity of Stockholder and the obligations of Stockholder shall be binding on Stockholder’s heirs, personal representatives, successors, transferees and assigns. Stockholder hereby agrees not to grant any subsequent powers of attorney or proxies with respect to any Shares with respect to the matters set forth in Section 1 until after the Expiration Date. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Expiration Date.

7.         Directors and Officers. [This Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Parent and/or holder of Parent Options and/or Parent Warrants and not in Stockholder’s capacity as a director, officer or employee of Parent or its Subsidiaries or in Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require Stockholder to attempt to) limit or restrict a director and/or officer of Parent or its Subsidiaries in the exercise of his or her fiduciary duties as a director and/or officer of Parent or its Subsidiaries or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director and/or officer of Parent or its Subsidiaries or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee and/or fiduciary.]1

8.         No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Shares, including any New Shares. All rights, ownership and economic benefits of and relating to the Shares, including any New Shares, shall remain vested in and belong to Stockholder, and the Company does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Parent or exercise any power or authority to direct Stockholder in the voting of any of the Shares, including any New Shares, except as otherwise expressly provided herein.

9.         Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 10 or elsewhere in this Agreement shall relieve any party from liability for any fraud or for any willful and material breach of this Agreement prior to termination or expiration hereof.

10.       Further Assurances. Subject to the terms and conditions of this Agreement, each party hereto shall, from time to time, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and the Merger Agreement or other transaction documents contemplated hereby and thereby, to effectuate the purposes of this Agreement and the Merger Agreement and the other transaction documents contemplated hereby and thereby; provided, however, that any actions not specifically required by other provisions of this Agreement and the Merger Agreement and the other transaction documents contemplated hereby and thereby to be taken after the Effective Date shall be at the expense of the party requesting such actions.

11.       Disclosure. Stockholder hereby agrees that Parent and the Company may publish and disclose in any registration statement, any prospectus filed with any regulatory authority in connection with the transactions contemplated by this Agreement and the Merger Agreement and any related documents filed with such regulatory authority and as otherwise required by Law, Stockholder’s identity and ownership of Shares, Parent Options and/or Parent Warrants and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to any registration statement or prospectus or in any other filing made by Parent or the Company as required by Law or the terms of the Merger Agreement, including with the SEC or other regulatory authority, relating to the transactions contemplated thereby. Prior to the Closing, Stockholder shall not, and shall  cause its representatives not to, directly or indirectly, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the Merger Agreement or any of the transactions contemplated hereby or thereby, without the express prior written consent of Parent and the Company; provided, that the foregoing shall not limit or affect any actions taken by Stockholder (or any affiliated officer or director of Stockholder) that would be permitted to be taken by Stockholder, Parent or the Company pursuant to the Merger Agreement; provided, further, that the foregoing shall not affect any actions of Stockholder in a manner which would be prohibited under applicable Law.

12.       Amendment or Supplement. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto and the Stockholder Representative.

13.       Waiver. The parties may, by action taken or authorized by their respective boards of directors, to the extent permitted by applicable Law, waive compliance with any of the agreements or conditions of the other parties contained herein. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

14.       Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses.

15.       Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written confirmation of receipt by e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid to the Company or Parent, as the case may be, in accordance with Section 11.4 of the Merger Agreement and to

Stockholder at his, her or its address or e-mail address (providing confirmation of transmission) set forth on Schedule 1 attached hereto (or at such other address for a party as shall be specified by like written notice).

16.       Interpretation. When a reference is made in this Agreement to a Section or Schedule such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

17.       Entire Agreement. This Agreement (including the Schedules hereto) and the other agreements referred to in this Agreement, including the schedules and exhibits thereto, constitute the entire agreement among the parties, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

18.       No Third Party Beneficiaries. Except as set forth in Section 22, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 13 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

19.       Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

20.       Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its

Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

21.       Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

22.       Specific Performance. The parties agree that irreparable damage would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that each party shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then in any federal court located in the State of Delaware or any other Delaware state court, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief. The Stockholder Representative shall be entitled to seek specific performance to cause Company (as a third party beneficiary of Company’s rights against the Stockholder) to enforce the Stockholder’s obligations hereunder and Parent's obligations under Section 4.

23.       Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law,

but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

24.       Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

25.       Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

26.       Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

27.       No Presumption Against Drafting Party. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of any of the parties. Each of the parties hereby acknowledges, represents and warrants that (a) it has read and fully understood this Agreement and the implications and consequences hereof; (b) it has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or it has made a voluntary and informed decision to decline to seek such counsel; and (c) it is fully aware of the legal and binding effect of this Agreement and the transactions contemplated hereby.  Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

28.       No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Parent Board has approved, for purposes of any applicable anti-takeover Laws and regulations and any applicable provision of the certificate of incorporation of Parent, the Merger Agreement and the transactions contemplated thereby, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed to be effective as of the Effective Date by their respective officers thereunto duly authorized.

STOCKHOLDER: [STOCKHOLDER] By: Name: (if an Entity): Title: (if an Entity): OR [Stockholder Name], an individual

[Signature Page to the Parent Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed to be effective as of the Effective Date by their respective officers thereunto duly authorized.

PARENT: NEUROBO PHARMACEUTICALS, INC. By: Name: Title:
COMPANY: ANA THERAPEUTICS, INC. By: Name: Title:

[Signature Page to the Parent Support Agreement]

SCHEDULE 1

Stockholder Name, Address and Email Address	Shares Parent Common Stock	Parent Options	Parent Warrants